Exhibit 10.10

Net Lease

by and between

Campanelli-TriGate Norwood Upland, LLC,

a Delaware limited liability company,

as Landlord,

And

Moderna Therapeutics, Inc.,

a Delaware corporation,

as Tenant,

August 29, 2016

Table of Contents

ARTICLE I Reference Data		1
1.1	Subjects Referred To	1

ARTICLE II Premises and Term		3
2.1	Premises	3
2.2	Term	3

ARTICLE III Initial Construction Work		3
3.1	Preparation of Premises	3
3.2	Representatives	5
3.3	Tenant Delays	5
3.4	Landlord’s Warranty	5
3.5	Condition of Premises	6

ARTICLE IV Rent		6
4.1	The Fixed Rent	6
4.2	Additional Rent	6
4.3	Late Payment of Rent	10
4.4	Independent Covenants	10

ARTICLE V Tenant’s Additional Covenants		10
5.1	Affirmative Covenants	10
5.2	Negative Covenants	15

ARTICLE VI Casualty or Taking		19
6.1	Damage or Destruction of Premises	19
6.2	Restoration	20
6.3	Eminent Domain	22

ARTICLE VII Defaults		22
7.1	Events of Default	22
7.2	Remedies	23
7.3	Remedies Cumulative	24
7.4	Landlord’s Right to Cure Defaults	24
7.5	Effect of Waivers of Default	25
7.6	No Accord and Satisfaction	25

ARTICLE VIII Mortgages		25
8.1	Rights of Mortgage Holders	25
8.2	Lease Subordinate to Mortgages	26

ARTICLE IX Miscellaneous Provisions		27
9.1	Notices from One Party to the Other	27
9.2	Quiet Enjoyment	27
9.3	Lease not to be Recorded	27

9.4	Bind and Inure; Limitation of Landlord’s Liability	27
9.5	Landlord’s Default	27
9.6	Brokerage	28
9.7	Applicable Law and Construction	28
9.8	Security Deposit	29
9.9	Submission Not an Offer	30
9.10	Authority	31
9.11	Force Majeure	31
9.12	Landlord’s Estoppel Certificate	31
9.13	Park Covenants	31
9.14	No Consequential Damages	32

ARTICLE X Determination of Fair Market Rent and Tenant Option to Extend		32
10.1	Fair Market Rent	32
10.2	Options to Extend	33

ARTICLE XI Opportunity to Purchase		33
11.1	Right of First Opportunity to Purchase	33
11.2	Option to Purchase	34

Schedule and Exhibits
Schedule I	—	Fixed Rent
Exhibit A	—	Description of Lot
Exhibit A-1	—	Plans for Area 1, Area 2A and Area 2B Premises
Exhibit B-1	—	Description of Landlord’s Work (Area 2A)
Exhibit B-2	—	Description of Landlord’s Work (Area 2B)
Exhibit B-3	—	Description of Landlord’s Work (N2X)
Exhibit C	—	Plan Showing N2X
Exhibit D	—	Environmental Site Assessments
Exhibit E	—	Tenant’s Portion of Park Monument Sign
Exhibit F	—	Premises’ and Park Monument Sign Locations
Exhibit G	—	Form of SNDA
Exhibit H	—	Initial Approved Plans and Specifications for Initial Tenant Work

ii

ARTICLE I

Reference Data

1.1 Subjects Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Date of this Lease:	August 29, 2016

Lot:	The lot known as 100 Tech Drive, Norwood, Massachusetts (“Lot”), as more particularly described in Exhibit A.

Premises:	The Lot, together with the approximately 200,431 rentable square feet of space in the building (“Building”) located on the Lot (specifically the portions of the Building Shown as Area 1 (“Area 1”), Area 2A (“Area 2A”) and Area 2B (“Area 2B”) on Exhibit A-1), including all parking lots, travel lanes, loading docks, landscaping and walkways and sidewalks on the Lot, together with all right, title and interest of Landlord in and to all rights, privileges, rights of way and easements appurtenant to the Lot, including, without limitation, any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining the Lot.

Landlord:	Campanelli-TriGate Norwood Upland, LLC, a Delaware limited liability company

Address of Landlord:	One Campanelli Drive Braintree, MA 02184 Attention: Mr. Daniel R. DeMarco

Tenant:	Moderna Therapeutics, Inc., a Delaware corporation

Address of Tenant:	200 Technology Square Cambridge, MA 02139 Attention: Mr. Steve Harbin

With a copy to:

320 Bent Street Cambridge, MA 02141 Attention: General Counsel

Term:	Commencing on the Commencement Date, and, unless sooner terminated pursuant to the provisions hereof, ending at 11:59 p.m. on the last day of the 15th Lease Year, subject to extension pursuant to Article X.

Commencement Date:	The date of Substantial Completion, as defined in Section 3.1(d), which Landlord estimates will occur on or about October 1, 2016 (the “Estimated Substantial Completion Date”).

Rent Commencement Date:	The date twelve (12) months after the Commencement Date.

Annual Fixed Rent:	As set forth in Schedule 1

Lease Year:	The first “Lease Year” shall commence on the Rent Commencement Date, or, if the Rent Commencement Date does not fall on the first day of a calendar month, the first Lease Year shall consist of the partial calendar month starting on the Rent Commencement Date and the succeeding twelve full calendar months. Each successive Lease Year shall be comprised of succeeding periods of twelve (12) calendar months.

Permitted Uses:	Light manufacturing, laboratory, research, development, office use and ancillary uses supporting the foregoing, all in accordance with the Norwood Zoning By-Laws and in compliance with applicable laws, rules and regulations and the Park Covenants. In no event shall any portion of the Premises be used for operations classified as so-called “Biohazard Level 3” or “Biohazard Level 4”.

Park Covenants:	That certain Declaration of Covenants, Easements and Restrictions recorded in the Norfolk Registry of Deeds in Book 22094, Page 439, to which this Lease is subject. For the purposes of this Lease, “Park” shall mean the Upland Woods Business Park, as more particularly described in the Park Covenants.
Commercial General Liability Insurance Limits:	$10,000,000 combined single limit per occurrence; $10,000,000 annual aggregate.

Security Deposit	$8,869,071.75, subject to adjustment as set forth in Section 9.8 hereof.

ARTICLE II

Premises and Term

2.1 Premises. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Landlord shall deliver to Tenant possession of the Premises in accordance with Article III below. Except for Landlord’s Work, Landlord shall not have the right to make any installation, improvement, alteration, addition or improvement to the Premises without Tenant’s prior written consent, which consent shall be in Tenant’s sole and absolute discretion.

2.2 Term. TO HAVE AND TO HOLD for a term beginning on the Commencement Date and continuing for the Term, unless sooner terminated as hereinafter provided.

ARTICLE III

Initial Construction Work

3.1 Preparation of Premises. Landlord shall deliver the Premises to Tenant in accordance with this Section 3.1 upon Substantial Completion of the work described in Sections 3.1(b), 3.1(c) and 3.1(d) (collectively, “Landlord’s Work”). “Substantial Completion” of Landlord’s Work shall be deemed to have occurred as of the date on which Landlord’s Work has been completed with the exception of minor items of which Landlord informs Tenant which can be fully completed without material interference with the Initial Tenant Work (“punchlist items”). For purposes of determining the Commencement Date, such Substantial Completion shall be evidenced by the issuance of a Certificate of Substantial Completion by Landlord’s architect. Except for portions of the Lot to be modified by Landlord’s Work, Landlord shall leave the Lot in the condition which exists as of the date of this Lease.

(a) Area 1. Area 1 shall be delivered to Tenant in its “as-is” condition, with all existing systems and infrastructure in good condition and working order.

(b) Area 2A. Area 2A shall be delivered by Landlord to Tenant in “Shell Condition” as described in Exhibit B-1, the cost of which shall be solely borne by Landlord. Tenant shall perform all Initial Tenant Work in Area 2A in accordance with Section 5.1.6 and Section 5.2.3 below, the cost of which shall be funded in accordance with clause (f) below.

(c) Area 2B. Area 2B shall be delivered by Landlord to Tenant in “Shell Condition” as described in Exhibit B-2, the cost of which shall be solely borne by Landlord. Tenant shall perform all Initial Tenant Work in Area 2B in accordance with Section 5.1.6 and Section 5.2.3 below, the cost of which shall be funded in accordance with clause (f) below.

(d) Additional Landlord Work. Landlord shall perform the demolition of the “N2X Facility” in accordance with Exhibit B-3, the cost of which shall be solely borne by Landlord.

(e) Tenant Delay. In the event that Landlord is delayed completing Landlord’s Work by the dates set forth in this Section 3.1 due to a Tenant Delay (as defined below), Landlord’s Work shall be deemed to be completed for purposes of this Lease on that date on which Landlord’s Work would have occurred, but for the applicable Tenant Delay, as reasonably determined by Landlord’s architect. If the portion of Landlord’s Work to be performed within the Building (excluding elements of such work that will be affected by work on the exterior walls of the Building) (the “Interior Work”) is not Substantially Complete on or before October 16, 2016, then, to the extent such failure to complete such work is not due to force majeure or Tenant Delay, Tenant shall be entitled to a credit equal to one day of Fixed Rent first due under the Lease for each day that the Interior Work is not Substantially Complete thereafter. If the Interior Work is Substantially Complete but the portion of Landlord’s Work not constituting Interior Work (“Exterior Work”) is not Substantially Complete on or before December 16, 2016, then, to the extent such failure to complete such work is not due to force majeure or Tenant Delay, Tenant shall be entitled to a credit equal to one day of Fixed Rent first due under the Lease for each day that the Exterior Work is not Substantially Complete thereafter. Notwithstanding anything to the contrary herein, if actual Substantial Completion has not occurred on or before November 1, 2016, Tenant shall have access to the Premises commencing on November 1, 2016 to commence the Initial Tenant Work. Such access and the conduct of Initial Tenant Work prior to the Commencement Date shall be subject to and upon all of the terms and conditions of this Lease, other than the obligation to pay Fixed Rent or Additional Rent on account of Taxes and Assessments and the obligation to obtain (or pay for) insurance (but Tenant shall be required to pay utilities from and after the commencement of any significant activity by Tenant in the Premises). Tenant shall coordinate any such access with Landlord in such a manner so as not to delay the remaining portions of Landlord’s Work.

(f) Initial Tenant Work Allowance; Budget: Funding of Cost of Initial Tenant Work. Except with respect to the Landlord’s Work, Tenant shall be responsible for any demolition of existing improvements within the Premises any landscaping and sitework (including, without limitation, fencing, gates, repair/resurface of parking areas, curbing, sidewalks, etc.), within the Premises (“Sitework”), any desired construction within the Premises and installation of all tenant improvements within the Premises (such demolition, Sitework and tenant improvements, collectively, “Initial Tenant Work”). Tenant shall perform the Initial Tenant Work in accordance with Section 5.1.6 and Section 5.2.3, below. Landlord shall provide to Tenant an Initial Tenant Work Allowance, of up to $24,152,582.00 as hereinafter set forth, to be used for the Initial Tenant Work (“Initial Tenant Work Allowance”); provided, however, that no more than $100,862.00 (the “Sitework Amount”) of the Initial Tenant Work Allowance may be used for Sitework and Landlord shall remit the Sitework Amount (or, if less, the total cost incurred by Tenant for the Sitework) within thirty (30) days of Tenant providing Evidence of Completion (as hereinafter defined) with respect to the Sitework. Prior to commencing any Initial Tenant Work, Tenant shall prepare and deliver to Landlord a detailed line item budget for the Initial Tenant Work (the “Tenant Work Budget”). The Tenant Work Budget shall be comprehensive, including all soft and hard costs. Tenant shall be responsible for all costs associated with the Initial Tenant Work in excess of the Initial Tenant Work Allowance and all costs of the Sitework in excess of the Sitework Amount. During Tenant’s construction of the Initial Tenant Work, the cost of the Initial Tenant Work (other than with respect to Sitework) shall be paid for as follows: (a) the first $36,077,580.00 of the cost of the Initial Tenant Work (other than with respect to Sitework) shall be paid for in regular installments (no more frequently than monthly), 50% by Landlord (i.e., $ 18,038,790) and 50% by Tenant, with Landlord obligated to make such installment payments within thirty (30) days of requisition therefor by Tenant to Landlord, provided that each such requisition includes evidence of Tenant’s payment of an amount matching the amount so requested, the contractor’s application for payment for the relevant work together with lien waivers and the supervising architect’s approval thereof and (b) thereafter, the cost of the Initial Tenant Work (other than with respect to Sitework) shall be timely paid for by Tenant (with the provision to Landlord on a monthly basis of copies of requisitions, lien waivers and evidence of payment by Tenant, and, upon completion, the following (the “Evidence of Completion”): final lien waivers, certificates of substantial completion, and the certificate of occupancy obtained by Tenant from the Town of Norwood). Within thirty (30) days of request therefor made by Tenant delivered to Landlord after the delivery of the Evidence of Completion, Landlord shall, from the Initial Tenant Work Allowance, remit to Tenant an amount equal to the lesser of (x) the sum expended (and documented) by Tenant pursuant to clause (b) of the preceding sentence and (y) $6,012,930. In no event shall the Tenant Improvement Work Allowance be available for any work completed (or reimbursement requested) after the date that is twenty-four (24) months after the Commencement Date. It is expressly agreed that the Initial Tenant Work Allowance shall be used only for demolition and the cost of constructing the Initial Tenant Work, and shall not be used for furniture, equipment or moving expenses. If Tenant has obtained a final non-appealable judgment from a court of competent jurisdiction with respect thereto, then, any portion of the Initial Tenant Work Allowance that has not been funded by Landlord within thirty (30) days following a complete requisition by Tenant may be offset by Tenant against any amounts of Fixed Rent and Additional Rent payable to Landlord under this Lease, together with interest on such unpaid amounts from the date originally due at the rate set forth in Section 4.3.

3.2 Representatives. Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party’s behalf by Landlord’s Representative in the case of Landlord or Tenant’s Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying. “Landlord’s Representative” shall mean Stephen Murphy. “Tenant’s Representative” shall mean Steve Harbin.

3.3 Tenant Delays. For purposes of this Lease, any act, omission or delay by Tenant, or its contractors, employees, agents or representatives which actually delays Landlord’s Work, including any early access pursuant to Section 3.1(f), shall be deemed to be a “Tenant Delay.” Landlord shall provide Tenant with notice within five (5) business days of becoming aware of any Tenant Delay. Tenant shall pay to Landlord any and all actual (but not consequential) additional costs incurred by Landlord as a result of a Tenant Delay, as substantiated by Landlord by invoices or other reasonable written documentation.

3.4 Landlord’s Warranty. Landlord hereby agrees to correct all defects in Landlord’s Work at Landlord’s sole cost and expense as to which Landlord has been given written notice by Tenant prior to the date that is one (1) year after the Commencement Date. In addition, Landlord shall assign to Tenant all third party guarantees and warranties of fixtures or equipment installed in the Premises as part of Landlord’s construction of Landlord’s Work, from and after the date that is one (1) year after the Commencement Date, unless such third-party guarantee or warranty relates to items for which Tenant is responsible to maintain pursuant to the terms and conditions of this Lease, in which case, Landlord will assign such guarantees or warranties to Tenant upon request therefor. In addition, with respect to any existing third party warranties or guaranties with respect to the Building, to the extent the same are assignable and relate to items which

Tenant is responsible to maintain pursuant to the terms of this Lease, Landlord will assign the same to Tenant upon request therefor. In the event that any such warranties or guaranties cannot be assigned by Landlord, then, to the extent the same relate to items which Tenant is responsible to maintain pursuant to the terms of this Lease, Landlord, upon request by Tenant, agrees to enforce such warranties or guaranties for Tenant’s benefit, and Tenant shall reimburse Landlord for Landlord’s out of pocket cost and expense with respect to such enforcement.

3.5 Condition of Premises. Except for Landlord’s Work described in this Article III and subject to Landlord’s obligations under Section 5.2.2 below with respect to Hazardous Materials, the Premises are leased to Tenant in their “as-is, where-is” condition; provided, however, that Landlord shall deliver the Building envelope and structure, including roof, in good condition and working order and Landlord shall deliver the Premises to the Tenant on the Commencement Date with no knowledge (after due inquiry) of the presence of any Hazardous Materials in the Building or on the Lot except to the extent in compliance with applicable law.

ARTICLE IV

Rent

4.1 The Fixed Rent. From and after the Rent Commencement Date, Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct, Annual Fixed Rent, in equal installments of 1/12th of the Annual Fixed Rent in advance on the first day of each calendar month included in the Term from and after the Rent Commencement Date. In the event that the Rent Commencement Date occurs on a day other than the first (1st) day of a month, Tenant shall pay to Landlord Annual Fixed Rent for such partial month on a per diem basis, which payment shall be made by Tenant to Landlord within ten (10) days of the Rent Commencement Date.

4.2 Additional Rent. As and to the extent set forth herein, this Lease is a NET LEASE, and Landlord shall not be obligated to pay any charge or bear any expense whatsoever against or with respect to the Premises except as expressly set forth herein, nor shall the rent payable hereunder be subject to any reduction or offset whatsoever on account of any such charge or otherwise except as expressly set forth herein. Tenant covenants and agrees to pay, as Additional Rent, from and after the Commencement Date, Taxes and Assessments, insurance costs, utility charges and management fees with respect to the Premises as provided in this Section 4.2 as follows (and CAM Costs as described in Section 9.13):

4.2.1 Real Estate Taxes. Tenant shall be responsible for the payment of (and shall pay the appropriate authority timely and directly) all of the following accruing during, and allocable to, the Term: (i) all taxes, assessments, levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time during the Term hereof, payable, imposed or levied upon or assessed against the Building and the Lot, and all taxes assessed against (A) any Annual Fixed Rent, Additional Rent or other sum payable hereunder, or (B) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the leasing or use of the Premises; and (iv) all charges for utilities furnished to the Premises which may become a lien on the Premises (collectively “Taxes and Assessments” or if singular “Tax or Assessment”). Landlord and Tenant acknowledge that (A) the Lot has not, as of the Date of this Lease, been created as a separate legal lot, (B) promptly after the execution of this Lease, Landlord will, in good faith, diligently take all steps necessary to cause the Lot to constitute a separate legal lot and (3) that there may be a period of time during the Term where the Lot (and the improvements thereon) is taxed as part of a larger tax lot (the “Existing Tax Parcel”). Until such time as the Lot is separately assessed for tax purposes, Tenant shall pay to the taxing authority, within thirty (30) days after delivery to Tenant by Landlord of the tax assessor’s invoice for the Existing Tax Parcel the entire amount payable for the Existing Tax Parcel, less a sum equal to the product of (I) the Landlord’s Tax Percentage (as hereinafter defined) multiplied by (II) the amount payable for the land portion under the tax assessor’s invoice on the Existing Tax Parcel (to reflect the fact that the assessed improvements will be the same under the existing and new tax parcels but the amount of land will be reduced by the Landlord’s Tax Percentage). Landlord shall timely pay to the taxing authority a percentage of the land allocation equal to the Landlord’s Tax Percentage. As used herein, the “Landlord’s Tax Percentage” shall be the quotient, expressed as a percentage, equal to the number of acres of land in the Existing Tax Parcel not part of the Lot divided by the total number of acres of land in the Existing Tax Parcel, as reasonably certified by Landlord.

Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease unless (a) such Tax is imposed, levied or assessed in substitution for any other Tax or Assessment which Tenant is required to pay pursuant to this Section 4.2.1, or (b) if at any time during the Term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from the Premises and/or any Tax or Assessment measured by or based, in whole or in part, upon such rents or measured in whole or in part by income from the Premises (if in computing such rents or income there is not allowable as a deduction for the taxable year substantially all of the depreciation or interest deductions allowed for federal income tax purposes for the taxable year), or upon the value of the Premises or any present or future improvement or improvements on the Premises, in which case all such Taxes and Assessments or the part thereof so measured or based (“Substitute Taxes”), shall be payable by Tenant, provided however, Tenant’s obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord.

4.2.2 Tax Contests. Notwithstanding the foregoing, Tenant shall not be required to pay any Taxes and Assessments so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof by appropriate proceedings which shall operate during the pendency thereof to prevent the collection of, or other realization upon, the imposition of any lien and the sale, forfeiture or loss of the Premises. Landlord shall reasonably cooperate with Tenant in connection therewith, at no out-of-pocket cost to Landlord, it being agreed that Tenant shall indemnify, defend and hold Landlord harmless from any and all loss, cost or damage arising out of any such contest.

4.2.3 Insurance. Tenant shall provide and maintain insurance throughout the Term protecting Landlord (as an Additional Named Insured as respects the real property and loss of rents at the Lot with respect to Sections 4.2.3.1, 4.2.3.2 and 4.2.3.5) and Landlord’s Mortgagee (as set forth in Sections 4.2.3.3 and 4.2.3.7).

4.2.3.1 “All-risk” or “special form” insurance (or an equivalent form reasonably approved by Landlord) covering the Building and improvements now existing or hereafter erected upon the Premises installed in or used in connection with the Premises (including without limitation, the Initial Tenant Work, and any replacements thereof), that includes building replacement cost coverage with such additional endorsements as may be necessary to include coverage for “building laws” (including coverages for “demolition,” “increased costs of construction” and “value of undamaged portions of the building” in an aggregate amount of not less than $2,000,000), terrorism (in compliance with the Terrorist Risk Insurance Program Reauthorization and Extension Act of 2007, including all amendments thereto), vandalism and malicious conduct, flood, water damage, earthquake and debris removal. Such policy shall include an agreed amount clause, equal to the replacement cost of the Building. Replacement cost shall be determined by agreement or by appraisal by an accredited insurance appraiser reasonably approved by Landlord. Either party may require a re-appraisal whenever three (3) years have elapsed since the last such agreement or appraisal, or when alterations or additions increasing cost have been made.

4.2.3.2 Rental value or similar business interruption insurance against loss of rent in an amount equal to at least all the Fixed Rent and Additional Rent payable for twelve (12) months under this Article IV.

4.2.3.3 Commercial general liability insurance indemnifying Tenant, and Landlord and Landlord’s Mortgagee as Additional Insured against liability for bodily injury, property damage or personal injury occurrences which may be claimed to have occurred on or about the Premises or on the sidewalks or ways adjoining the Premises, with combined single limit and annual aggregate coverage at least equal to the amounts set forth in Section 1.1.

4.2.3.4 Workmen’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises to the extent required by law.

4.2.3.5 Insurance against loss or damage from sprinklers and from leakage or explosion or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called “broad form” in an amount not less than $1,000,000.00.

4.2.3.6 Builder’s risk insurance on all work being performed on the Premises by Tenant, in such amounts as may reasonably afford one hundred percent (100%) coverage against loss to the Building or Improvements.

4.2.3.7 Proceeds from policies of insurance required under the provisions of Sections 4.2.3.1, 4.2.3.2, 4.2.3.5, and 4.2.3.6 shall be first payable to Landlord’s Mortgagee under a standard non-contributing mortgagee’s clause (or to Landlord, if there is no Mortgagee), to be held and disbursed as provided in Section 6.3 or 6.4, as applicable.

4.2.3.8 All such insurance required under this Section 4.2.3 shall be written by insurance companies licensed to do business in the state in which the Premises are located and approved by that state’s insurance department and reasonably acceptable to Landlord. Insurance companies with a current A. M. Best’s rating of “A-” and a Financial Category Class IX or better shall be deemed to be reasonably acceptable to Landlord. Tenant agrees to furnish Landlord with binding certificates evidencing the maintenance by Tenant of all such insurance prior to the beginning of the Term hereof and of each renewal policy 30 days prior to its expiration. Each certificate shall provide that the policies evidenced thereby shall be non-cancellable with respect to the interest of Landlord and the holders of any mortgages on the Premises without at least 30 days’ prior written notice thereto. Tenant shall deliver complete copies of all insurance policies carried hereunder within ten (10) days of request therefor by Landlord.

If, in the reasonable opinion of the independent insurance advisor or insurance broker retained by Landlord, the amount of liability and property damage insurance coverage, or the types of coverage required hereunder, at any time during the Term are not adequate, Tenant shall increase the insurance coverage, or obtain such new insurance coverages, as reasonably required by Landlord’s insurance broker.

4.2.3.9 All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include a waiver of subrogation against the other party. Tenant’s policies shall also state that its insurance shall be primary and non-contributing with respect to the Landlord’s insurance. Each party shall be entitled to have certificates of any policies evidencing satisfaction of the requirements of Section 4.2.3. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said non-subrogation provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

4.2.4 Utilities. Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. Tenant shall make its own arrangement for such utilities and Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.2.5 Management. Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days of Landlord’s invoice therefor, the charges actually incurred by Landlord for commercially reasonable management fees, not to exceed 1.5% of Annual Fixed Rent accruing over the applicable time period.

4.3 Late Payment of Rent. If any installment of Fixed Rent or payment of Additional Rent is paid more than five (5) days after the date the same was due more than once in any twelve (12) month period (a) such amount shall bear interest from the due date at the prime commercial rate published by The Wall Street Journal, as it may be adjusted from time to time, plus four percent (4%) per annum, but in no event more than the maximum rate of interest allowed by law, the payment of which shall be Additional Rent, and (b) Tenant shall pay, to Landlord on demand, as Additional Rent, a late fee of four percent (4%) of the amount not paid when due.

4.4 Independent Covenants. The foregoing covenants of Tenant are independent covenants and, except as otherwise set forth in this Lease, Tenant shall have no right to withhold or abate any payment of Fixed Rent, Additional Rent or other payment, or to set off any amount against the Fixed Rent, Additional Rent or other payment then due and payable, or to terminate this Lease, because of any breach or alleged breach by Landlord of this Lease; Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be available to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called “dependent covenants” rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder.

ARTICLE V

Tenant’s Additional Covenants

5.1 Affirmative Covenants. Tenant covenants at its sole expense at all times during the Term and for such prior or subsequent time as Tenant occupies the Premises or any part thereof:

5.1.1 Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

5.1.2 Use. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant’s sole expense, including without limitation, the building permit and certificate of occupancy for the Initial Tenant Work.

5.1.3 Repair and Maintenance. To keep the Premises including, without limitation, all improvements therein and all heating, plumbing, hot water, ventilating, electrical, air-conditioning, security, alarm, mechanical and other fixtures and equipment now or hereafter on the Premises in good order, condition and repair and in at least as good order, condition and repair as they are in upon completion of the same by Tenant as required under Article III above; and to make all repairs and all capital replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular and proper maintenance of the security, alarm, elevator, heating, ventilating, and air-conditioning systems and copies of such contracts shall be furnished to Landlord upon request. It is expressly understood and agreed that, except for Landlord’s Work under Article III, Landlord shall not be obligated during the Term of this Lease to make any repairs, alterations, or replacements, whether structural or otherwise, of any kind whatsoever to the Premises. Notwithstanding the foregoing, except to the extent of any repair, maintenance or replacement occasioned by the act or wrongful omission of Tenant or by any casualty (which shall be subject to Article VI), Landlord shall be responsible for the repair and maintenance of the structural elements of the Building (including the structural elements of the roof system) at its sole cost and expense, and Tenant shall provide reasonable access to Landlord in connection therewith.

5.1.4 Exterior Maintenance. From and after the Commencement Date, throughout the Term, except as set forth in the next succeeding sentence, to keep all exterior elements of the Premises in good order, condition and repair and in at least as good order, condition and repair as they are in upon completion of the same by Tenant as required under Article III, including, without limitation, (a) snow and ice removal (including sweeping) from surfaced roadways, walks, roofs and parking and loading areas, (b) mowing and maintenance of all lawns and planted areas on the Lot, and (c) maintenance, repair, and replacement, as necessary, of all surface roadways, walks and parking and loading areas on the Lot. Landlord and Tenant acknowledge that some such services, such as snowplowing and landscaping, may be provided to the entire Park, in which event the cost thereof shall be allocated to the Premises on an equitable basis as more particularly described in the Park Covenants.

5.1.5 Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority (collectively, “Laws”); to keep the Premises equipped with all safety equipment so required; to comply with the orders, regulations, variances, licenses and permits of or granted by governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, and the condition, use or occupancy thereof, except that Tenant may defer compliance so long as the validity of any such order, regulation, code, ordinance or law shall be contested by Tenant in good faith and by appropriate legal proceedings, and provided such contest shall not subject Landlord to criminal penalties or civil sanctions, loss of property, material civil liability or mortgage default. Tenant shall also comply with the reasonable requirements of insurance underwriters with respect to Tenant’s business activities in the Premises.

5.1.6 Tenant’s Work. To procure at Tenant’s sole expense all necessary permits and licenses before undertaking any alteration work on the Premises; to do all such work in compliance with the applicable provisions of Section 5.2.3 hereof, to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws; and to pay promptly when due the entire cost of any work on the Premises undertaken by Tenant so that the Premises shall be free of liens for labor and materials; to employ for such work one or more responsible contractors (whose labor will work without interference with other labor working in the Premises if such work is proceeding while Landlord performs Landlord’s Work); to require such contractors employed by Tenant to carry workmen’s compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises in an amount not less than $2,000,000 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

5.1.7 Indemnity. Except if caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, Tenant shall defend, with counsel chosen by Tenant’s insurer or otherwise reasonably acceptable to Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages on the Premises, any other party having an interest in the Premises and any property or asset manager employed by Landlord (individually an “Indemnified Party” and collectively the “Indemnified Parties”) with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, on the Premises or connected with the use, condition or occupancy of the Premises, (b) to the extent related to the Premises or this Lease, any act, fault, omission or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, or (c) the existence, use, generation, storage or disposal of Hazardous Materials (as defined in Section 5.2.2 hereof) on, in or about the Premises, the Building or the Lot or any surrounding area by or for Tenant or any agent, employee, contractor, licensee, sublessee or invitee of Tenant, including, without limitation, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or related to removal of or other remediation respecting any and all such Hazardous Materials.

Except if Tenant is required to indemnify Landlord as provided above, Landlord shall defend, with counsel chosen by Landlord’s insurer or otherwise reasonably acceptable to Tenant, all actions against Tenant with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, Tenant from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from the gross negligence or willful misconduct of Landlord or its agents, or contractors.

5.1.8 Landlord’s Right to Enter. To permit Landlord and its agents to enter the Premises, at reasonable times and upon reasonable prior notice, subject to Tenant’s reasonable security and confidentiality requirements: (i) to examine the Premises and perform its obligations under Section 5.1.3; (ii) to show the Premises to prospective purchasers, investors and lenders throughout the Term, (iii) in case of emergency threatening persons or property; and (iv) during the last eighteen (18) months of the Term, to have access to the Premises for the purpose of showing the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

5.1.9 Personal Property at Tenant’s Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant, including consequential loss sustained by Tenant including loss of income or extra expenses in continuing to operate, and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord.

5.1.10 Yield Up. Subject to the provisions of Section 5.2.3 (which the parties acknowledge limit what alterations Tenant must remove) and the provisions of Article VI, at the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises, to remove (a) all furnishings, fixtures, equipment and other personal property now or hereafter located in the Premises, which are not affixed to the Building or Lot nor tied into the Building’s systems, excluding fixtures and equipment which Landlord agreed in writing may remain at the time it approved the same (b) all alterations Landlord otherwise requires to be removed at the expiration of the Term to the extent permitted under Section 5.2.3, and (c) all Tenant’s signs wherever located, to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant, except for fixtures and equipment and such of said installations or improvements as are not to be removed as set forth above), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by Tenant or any party claiming by, through or under Tenant (a “Tenant Party”) (collectively, “Tenant HazMat Operations”) and released of all licenses, clearances or other authorizations of any kind required by any governmental authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (collectively “Hazardous Materials Clearances”). For purposes of clarification, in no event shall Tenant’s obligations under this Section 5.1.10 require Tenant to remove, remediate or encapsulate any Hazardous Materials from the Premises which existed in, on or under the Premises, prior to the Commencement Date. Any property not so removed shall be deemed abandoned and may be retained by Landlord or may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by Landlord in effecting such removal and disposition and in making any repairs and replacements to the Premises necessitated by the removal of such property. For each day after the expiration of the Term, or the earlier termination of this Lease, and prior to Tenant’s performance of its obligation to yield up the Premises under this Section 5.1.10, Tenant shall pay to Landlord, for use and occupancy, an amount equal to 150% of the Fixed Rent in effect at the termination of the Lease computed on a daily basis, plus a sum equal to all Additional Rent which would have been payable with respect to each such day if this Lease were still in effect.

At least six (6) months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any governmental authority) to be taken by Tenant in order to surrender the Premises (including any alterations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the second paragraph of this section.

5.1.11 Estoppel Certificate. Upon not less than ten (10) days’ prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, addressed to such party as Landlord shall designate in its notice to Tenant, certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid, a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail), and such other information as Landlord may reasonably request. Any such statement delivered pursuant to this Section 5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgagee.

5.1.12 Landlord’s Expenses Re Consents. To reimburse Landlord promptly on demand for all reasonable third-party expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

5.1.13 Financial Statements. To furnish to Landlord within forty-five (45) days after written request by Landlord (which request may not be given more than once in any twelve (12) month period), Tenant’s most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been most recently prepared by an independent certified public accountant or, if no such statements have been prepared, current internally prepared financial statements in form reasonably acceptable to Landlord, certified by Tenant’s Chief Financial Officer. Tenant agrees that if Tenant’s entity structure is altered through merger, acquisition or other transaction, such that Tenant becomes a subsidiary of another entity, the financial statements delivered pursuant to this Section 5.1.13 shall contain financial information pertaining only to Tenant’s operations and not to any parent thereof (unless the parent is liable for the obligations of Tenant under this Lease). In addition, within fifteen (15) days after delivery to Tenant of Landlord’s request to do so, Tenant shall furnish Tenant’s most recent quarterly financial statements certified by Tenant’s Chief Financial Officer. Tenant will discuss its financial statements with Landlord upon request in order to enable Landlord to verify the financial statements. The foregoing shall not be deemed to constitute Landlord’s consent to any assignment of the Lease or subletting of the Premises or in any way derogate from the provisions of Section 5.2.1. Tenant represents and warrants that the initial financial statements provided by it to Landlord prior to execution of this Lease were true, correct and complete in all material respects when provided, and that no material adverse change has occurred since that date which would render them inaccurate or misleading in any material respect, and each future delivery of financial statements hereunder to Landlord shall be deemed a representation and warranty that such statements are true, correct and complete in all material respects as of the date of delivery to Landlord. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements shall not apply. Upon Tenant’s request, Landlord shall execute a commercially reasonable form of non-disclosure agreement with respect to and prior to Tenant’s delivery of such financial statements.

5.2 Negative Covenants. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

5.2.1 Assignment and Subletting. Not to assign, transfer, mortgage or pledge this Lease or to grant a security interest in Tenant’s rights hereunder, or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) or permit anyone other than Tenant to occupy all or any part of the Premises or suffer or permit this Lease or the leasehold interest hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law without the prior written consent of Landlord, subject to the terms and provisions of this Section 5.2.1, such consent from Landlord not to be unreasonably withheld, conditioned or delayed.

5.2.1.1 For the purposes of this Section 5.2.1, the transfer in the aggregate in any one transaction or series of related transactions of a majority of the direct or indirect interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person or persons having an interest in ownership or control of Tenant (except for transfers of publicly traded securities and transfers to or among family members, existing owners, or persons or entities controlling, controlled by, or under common control with Tenant or existing owners) shall be deemed an assignment of this Lease (a “Corporate Transfer”). Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or subletting of the Premises by Tenant, provided that the proposed assignee or sublessee is determined by Landlord in its reasonable judgment to be creditworthy (taking into consideration Tenant’s ongoing liability for all of the obligations of this Lease), is qualified to do business in the state in which the Premises are located, shall use the Premises only for the Permitted Uses hereunder, and shall not involve the use of hazardous substances not otherwise permitted by the terms and provisions of this Lease therein. Notwithstanding anything to the contrary, Tenant shall have the right, without Landlord’s consent, to assign this Lease to, or sublease all or any part of the Premises to, or permit all or part of the premises to be used or occupied by (a) any entity controlling, controlled by, or under common control with Tenant, or (b) a successor to Tenant by consolidation, merger, or sale of the entire company or all or any substantial portion of its assets (or Tenant after a Corporate Transfer), provided that in the event of a transaction subject to this clause (b) the successor entity (or Tenant after a Corporate Transfer) has a tangible net worth (as determined in accordance with generally accepted accounting principles) after such transaction at least equal to the greater of (x) the tangible net worth of Tenant as of the date hereof or (y) the tangible net worth of Tenant prior to such transaction. In addition to the foregoing, Tenant shall be permitted to sublease or license space to, or otherwise permit occupancy of portions of the Premises by, entities with which Tenant does business whose presence in the Premises is a necessary or convenient component of its working relationship with Tenant, without requiring any consent from Landlord, but upon prior written notice to Landlord, provided that such entity shall comply with the terms of this Lease, including without limitation, the Permitted Uses hereunder.

5.2.1.2 Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except as permitted by this Section 5.2.1, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee, sublessee or occupant shall in any way impair Tenant’s continuing primary liability (which after an assignment or subletting shall be joint and several with the assignee or sublessee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord’s approval in any other case.

5.2.1.3 If for any assignment or sublease or occupancy by another permitted by Landlord hereunder, Tenant receives rent or other consideration, either initially or over the term of the assignment, sublease or occupancy, in excess of the rent called for hereunder, or in case of sublease of part of the Premises, in excess of such rent fairly allocable to the part so subleased, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt, after the deduction therefrom of reasonable legal, brokerage and tenant improvement expenses, amortized over the remaining term of the Lease, in the case of an assignment, and over the term of the sublease, in the case of a sublease.

5.2.2 Occupancy and Use. To use the Premises only for the Permitted Uses; not to injure, overload, deface or otherwise harm the Building, the Lot or any common facilities appurtenant thereto; not to make, allow or suffer any waste; to comply in all respects with the Park Covenants; and not to permit in the Building any use thereof which is contrary to law or ordinances, or to create a nuisance or to invalidate any insurance on the Building or its contents; not to dump, flush, or in any way introduce any Hazardous Materials into the septic, sewage or other waste disposal system serving the Premises or to introduce, generate, store, use or dispose of Hazardous Materials in, on or about the Premises, the Lot or any common facilities appurtenant thereto except in compliance with the requirements of applicable law in connection with Tenant’s business activities in the Premises for the Permitted Uses; not to dispose of Hazardous Materials from the Premises to any other location except as permitted by applicable law; to notify Landlord of any violation of applicable federal, state, or local law on the Premises, the Lot or any common facilities appurtenant thereto which requires the filing by Tenant of a notice; to comply with all laws, regulations and orders of governmental authorities, including without limitation those relating to zoning, building, fire, health and safety, applicable to the Premises, the Lot or any common facilities appurtenant thereto, including the Americans with Disabilities Act, as amended. As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”); the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (“RCRA”); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986) (“SARA”); Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. (“TSCA”); Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E; Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; or any other state superlien or environmental clean-up or disclosure statutes (all such laws, rules and regulations being referred to collectively as the “Environmental Laws”). Tenant shall, upon request of Landlord, deliver to Landlord a certification as to all Hazardous Materials used by Tenant in the Premises, together with copies of all permits, manifests, and other non-proprietary documentation requested by Landlord to confirm Tenant’s compliance with the requirements of this Lease. Without limitation of the foregoing, Landlord reserves the right to conduct environmental assessments of Tenant’s activities in the Premises from time to time (but in no event more than once in any twelve month period except if Landlord has a reasonable basis to do so), the cost of which shall be borne by Tenant in the event that any such assessment discloses any violation by Tenant of this Section 5.2.2. The foregoing is not intended to and does not create any liability of Tenant arising from the mere presence of Hazardous Materials on the Premises prior to the commencement of the Term. Landlord represents and warrants to Tenant that it has no knowledge of any Hazardous Materials on the Premises in violation of law as of the date hereof except to the extent set forth in the environmental site assessments listed on Exhibit D, copies of which Landlord has delivered to Tenant. If any Hazardous Materials are identified at the Premises as having been in existence at the Premises prior to the date hereof and as to which remediation is required by law (and such Hazardous Materials cannot be appropriately encapsulated), Landlord shall promptly after notice from Tenant, and at Landlord’s sole cost and expense, remove and/or remediate such Hazardous Materials in compliance with all Environmental Laws.

5.2.3 Installation, Alterations or Additions. Except as otherwise set forth in this Section 5.2.3, not to make any installations, alterations or additions in, to or on the Building or Lot (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas, or excavation of any area), nor permit the painting or placing of any exterior signs (except as hereinafter provided), placards or other advertising media, awning, aerials, antennas, or flagpoles, or the like on the exterior of the Building or visible from outside of the Premises, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves the initial plans and specifications for the Initial Tenant Work previously submitted by Tenant to Landlord and attached to this Lease as Exhibit H. Landlord shall not charge any overhead, coordination or supervisory or other fees in connection with the review of Tenant’s plans or monitoring of Tenant’s work, but Tenant shall pay Landlord, as Additional Rent, the reasonable out-of-pocket cost of Landlord’s third party consultants who review such plans. Prior to commencing any work in the Premises, Tenant shall submit the plans therefor to Landlord for approval in accordance with the notice requirements of Section 9.1. If Landlord fails to approve or disapprove the plans, or to approve the same with reasonable conditions, within ten (10) business days after receipt thereof, Tenant may send a second notice with respect to such submission that includes in at least 14 point-type and all capitals (with the rest of the notice in standard font and type-size) the phrase “FAILURE TO IMMEDIATELY RESPOND COULD RESULT IN THE FORFEITURE OF RIGHTS” (a “Second Plans Notice”), and if Landlord fails to approve or disapprove the plans or to approve the same with reasonable conditions within five (5) business days of receipt of the Second Plans Notice, such plans shall be deemed approved by Landlord. Subject to the provisions of this Section 5.2.3, Landlord shall notify Tenant at the time of approval as to any alterations Tenant shall be required to remove prior to yielding up the Premises upon the expiration or earlier termination of the Term. Tenant shall provide Landlord with a payment, performance and lien bond naming Landlord as co-obligee with respect to any alterations having a cost in excess of $5,000,000, it being agreed, however that no such bond shall be required for the Initial Tenant Work if Tenant’s general contractor is any of the following: The Richmond Group or Wise Construction Corp. In the event of any alteration, Tenant shall perform the same in accordance with the requirements of this Lease, including without limitation the provisions of Section 5.1.6 above, and shall provide Landlord with as-built plans thereof upon the completion of the same. Subject to this Section 5.2.3 and Section 5.1.10, all such alterations of the Building and the Lot shall become part of the Premises and the property of Landlord. The Initial Tenant Work shall be subject to the provisions of this Section 5.2.3. Notwithstanding the foregoing, alterations that are (a) entirely inside of the Building, (b) non-structural, (c) do not adversely affect the Building’s systems, and (d) are substantially consistent with the Building’s intended use for non-good manufacturing process pre-clinical discovery, good laboratory practice toxicology, current good manufacturing process clinical development supply, and comparable activities consistent with the primary business of Moderna Therapeutics Inc., and (e) are generally consistent with the Initial Tenant Work (such Alterations being referred to herein as “No Consent Alterations”) may be undertaken without Landlord’s prior consent but otherwise in accordance with this Section 5.2.3. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to remove from the Premises pursuant to Section 5.1.10 any of the Initial Tenant Work nor any No Consent Alterations.

5.2.4 Signage. Tenant shall have the right, subject to Landlord’s prior written approval in accordance with Sections 5.2.3 and 5.1.6, and in compliance with applicable legal requirements, including, without limitation, all local permits and approvals and the Park Covenants (including without limitation any conditions and/or restrictions imposed by the Norwood Planning Board) (the “Sign Compliance Obligations”), to install signage on the Building façade, and on the Premises’ monument signage at the entrance to the Lot, in locations and of size and design approved by Landlord in its good faith discretion. Subject to compliance with the Sign Compliance Obligations, Landlord agrees that Tenant shall have the right to use the portion of the Park monument sign so indicated on Exhibit E and the Premises’ monument sign, the locations of which are shown on Exhibit F. The cost of fabrication and installation of all signs shall be Tenant’s responsibility. All work shall be performed at Tenant’s expense by a sign installer approved by Landlord in compliance with all applicable laws, codes and regulations and the provisions of Section 5.1.6.

ARTICLE VI

Casualty or Taking

6.1 Damage or Destruction of Premises.

6.1.1 If the Premises or any part thereof are damaged by fire or other casualty, Tenant shall promptly notify Landlord thereof.

6.1.2 If the entire Building is destroyed or is so damaged by fire or other casualty that no portion of it can be occupied by Tenant for the normal conduct of its business operations, then Tenant may terminate this Lease by giving written notice to Landlord within forty-five (45) days after the date of such damage, in which event this Lease shall terminate thirty (30) days after such notice is so given, with the same effect as if such date was the last day of the Term.

6.1.3 If less than the entire Building is destroyed or damaged by fire or other casualty, or if Tenant does not elect to terminate this Lease as provided in Section 6.1.2, and if a reputable contractor or architect engaged by Tenant and reasonably approved by Landlord estimates (the “Casualty Restoration Estimate”) that either (a) the time required (from the date of such casualty) to restore the Building to substantially the condition in which the same existed immediately prior to the casualty (subject to then-applicable Laws) (“Restoration”) exceeds eighteen (18) months or (b) the time required for Restoration from the commencement to substantial completion of the Restoration exceeds twelve (12) months, then Tenant may terminate this Lease by giving written notice to Landlord within forty-five (45) days after the date of such damage, in which event this Lease shall terminate thirty (30) days after such notice is so given, with the same effect as if such date was the last day of the Term.

6.1.4 Notwithstanding the preceding provisions of this Section 6.1, if any casualty occurs to the Building during the last Lease Year of the Term such that Tenant is unable to continue normal business operations in a material portion of the Building, and the Casualty

Restoration Estimate provided by Tenant to Landlord sets forth a Restoration period of more than sixty (60) days from the date such damage occurred, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord within thirty (30) days after the date of such damage, in which event this Lease shall terminate ten (10) days after such notice is so given, with the same effect as if such date was the last day of the Term.

6.1.5 If Tenant does not terminate this Lease as provided in this Section 6.1, then Tenant shall perform the Restoration in accordance with the provisions of Section 6.2 below.

6.2 Restoration. If this Lease is not terminated in accordance with Section 6.1, this Lease shall continue in full force and effect and Tenant shall promptly and diligently perform the Restoration of the Building at Tenant’s sole cost and expense, but including use of the Net Proceeds (defined below). Tenant shall continue to pay all Fixed Rent and Additional Rent due under this Lease during any period of Restoration, subject to a credit for any rent loss insurance proceeds actually received by Landlord from the insurance to be carried pursuant to Section 4.2.3.2. Tenant shall adjust, collect and compromise any and all claims for damage to the Building and the improvements therein. Exclusive of proceeds allocated to Tenant’s personal property and moveable trade fixtures, the holder under a first mortgage on the Premises (the “Mortgagee”), if any, and Landlord, shall have the right to join with Tenant therein and approve such settlement, such approval not to be unreasonably withheld, conditioned or delayed. Such proceeds of insurance (exclusive of proceeds allocated to Tenant’s personal property and moveable trade fixtures), less any actual and reasonable expenses incurred by Tenant in collecting such proceeds (the “Net Proceeds”), shall be paid to Mortgagee (or to Landlord, if there is no Mortgagee) and disbursed to Tenant for Restoration, in accordance with the provisions of Section 6.3.

6.3 Net Proceeds for Restoration. The Net Proceeds shall be held and disbursed by Mortgagee, or if there is no Mortgagee at such time, by Landlord in accordance with the following conditions:

6.3.1 Prior to commencement of the Restoration, the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, as and to the extent required by the provisions of Sections 5.1.6 and 5.2.3, and the general contractor shall have provided to Mortgagee and Landlord an estimate of the cost of Restoration.

6.3.2 At the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed and remain undischarged or unbonded.

6.3.3 If the estimated Restoration cost is less than $250,000, the Net Proceeds shall be disbursed to Tenant within thirty (30) days after Mortgagee’s (or Landlord’s, as applicable) receipt thereof. Disbursements with respect to Restorations estimated to exceed $250,000 will be governed by Sections 6.3.4 through 6.3.8.

6.3.4 To the extent the estimated cost of Restoration exceeds the Net Proceeds, Tenant shall itself fund such excess first, prior to disbursement of any portion of the Net Proceeds, so that at all times the Net Proceeds remaining to be disbursed will be sufficient to allow for completion of the Restoration.

6.3.5 Disbursements shall be made from time to time in an amount not exceeding the hard and soft costs of the work and costs incurred since the last disbursement upon receipt of (a) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts and plans and specifications, (b) partial releases of liens, and (c) other reasonable evidence of cost and payment so that Mortgagee (or Landlord, as applicable) can verify that the amounts disbursed from time to time are represented by work that is completed, in place or delivered to the site and free and clear of mechanics’ lien claims.

6.3.6 Each request for disbursement shall be sent by Tenant to Landlord and Mortgagee (if any), accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating: (a) the cost incurred in connection therewith; (b) that no Event of Default exists; (c) that no mechanics’ or materialmen’s liens shall have been filed and remain undischarged or unbonded; (d) that Tenant has not previously received payment for such work or expense; and (e) that the remainder of the Restoration can be completed with the remaining undisbursed Net Proceeds (failing which Tenant shall itself fund any gap until the Restoration project is again in balance); and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

6.3.7 Ten percent (10%) of the Net Proceeds, or such lower amount as may be permitted by the Massachusetts Retainage Act (M.G.L. ch. 149, Section 29F), shall be retained by Mortgagee (or Landlord, as applicable) until the Restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the Restoration is substantially complete.

6.3.8 At all times the undisbursed balance of the Net Proceeds, plus any funds contributed toward Restoration by Tenant, shall be not less than the cost of completing the Restoration (as reasonably estimated by Tenant, provided that Tenant shall provide to Landlord the basis for such estimate, in reasonable detail, promptly after Landlord’s request therefor, and as confirmed in writing to Landlord), free and clear of all liens. In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds, Tenant shall fund at its own expense the costs of such Restoration until the remaining Net Proceeds is sufficient for the completion of the Restoration. Any sum in the Net Proceeds which remains in the Net Proceeds upon the completion of Restoration shall be paid to Tenant.

6.4 Net Proceeds Upon Termination. If this Lease is terminated in accordance with Section 6.1 or Section 7.1, the entire Net Proceeds of insurance received in accordance with Section 6.2 shall paid to Landlord, and Landlord, not Tenant, shall have the power to adjust, compromise and settle all claims with the insurer.

6.5 Eminent Domain. In the event that all or any substantial part of the Building (meaning more than 30% of the rentable floor area), or a material portion of the Lot (meaning such portion of the Lot that would prevent or materially adversely affect Tenant’s ability to use the Premises for its then current operations) is taken (other than for temporary use, as hereafter described) by public authority under power of eminent domain (or by conveyance in lieu thereof), then by notice given within three (3) months following the recording of such taking (or conveyance) in the appropriate registry of deeds, this Lease may be terminated at Landlord’s or Tenant’s election effective upon the date on which physical possession of the Premises (or the portion thereof so taken) is taken by the condemning authority, and Rent shall be apportioned as of the effective date of such termination. If this Lease is not terminated as aforesaid, the Premises (or what remain thereof) shall be restored consistent with the procedures set forth in Section 6.2 above, but only to the extent of the net proceeds of damages award for such taking, so as to re-constitute the remaining portion of the Building as a complete and functional unit for use by Tenant for the Permitted Uses. In the event that some portion of the floor area of the Building is taken (other than for temporary use) and this Lease is not terminated, Rent shall be proportionally abated for the remainder of the Term. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself any award made for such use with respect to the period of the taking which is within the Term. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation for the Premises, the Building and the Lot, including the improvements thereto, shall belong to Landlord. Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Tenant may separately pursue an award for the unamortized value of improvements installed by Tenant at its expense, its personal property, fixtures, equipment, and moving expenses.

ARTICLE VII

Defaults

7.1 Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for five (5) business days after written notice, or (b) if Tenant fails to provide an estoppel certificate to Landlord within the time period provided and otherwise in accordance with Section 5.1.11 hereof which continues for more than 5 business days after further written notice from Landlord, or (c) if Tenant fails to timely procure and maintain any insurance as required by any provision of this Lease, and such failure continues for a period of 5 business days after written notice thereof, or (d) if Tenant assigns this Lease or subleases any portion of the Premises in violation of Section 5.2.1, or (e) if, within thirty (30) days after written notice from Landlord specifying any other default or defaults, Tenant has not cured the same (or if the same is curable but not within such 30-day period Tenant has either not commenced such cure within such 30 days and thereafter diligently prosecuted the same to completion, or not completed such cure within 90 days of such notice), or (f) if Tenant or any guarantor of all or any portion of Tenant’s obligations under this Lease becomes insolvent or fails to pay its debts as they fall due, or (g) if a trust mortgage or assignment is made by Tenant or by any guarantor for the benefit of creditors, or (h) if the leasehold estate under this Lease or any substantial part of the property of Tenant or of any guarantor is taken on execution, or by other process of law, or is attached or subjected to any other involuntary encumbrance and the same is not dismissed, stayed or vacated within 60 days, or (i) if a receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Tenant or any guarantor, or if any such person or a mortgagee, secured party or other creditor takes possession of the Premises or of any substantial part of the property of Tenant or of any guarantor, and, in either case, if such appointment or taking of possession is not terminated within 60 days after it first occurs, or (j) if a petition is filed by or with the consent of Tenant or of any guarantor under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, or (k) if a petition is filed against Tenant or against any guarantor under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed, stayed or vacated within 60 days, or (1) if Tenant or any guarantor which is a corporation dissolves or is dissolved or liquidates (each of (a)-(l) being agreed to constitute substantial defaults hereunder and being referred to herein as an “Event of Default”), then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such Event of Default continues, in accordance with applicable laws, terminate this Lease by notice to Tenant, and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all rights of redemption, if any, to the extent such rights may be lawfully waived, and Landlord, upon such termination, without notice to Tenant, may store Tenant’s effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to the party legally entitled thereto.

7.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall otherwise be terminated for breach of any obligation of Tenant, if Landlord so elects in writing (a “Landlord Section 7.2 Demand”), Tenant covenants to pay forthwith to Landlord, as full and final compensation and in lieu of any further amounts from Tenant accruing under this Lease after a Landlord Section 7.2 Demand, the sum of the excess, discounted to present value at a rate equal to the prime rate of interest as of the Landlord Section 7.2 Demand as reported by The Wall Street Journal minus 1.5% per annum, of (a) the total rent reserved for the residue of the Term over (b) the rental value of the Premises for said residue of the Term, taking into account Landlord’s reasonable projections with respect to (i) costs of reletting (including brokerage costs, tenant improvement costs, legal fees and the like) and (ii) the period of time that the Premises are likely to remain fully or partially untenanted. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants with respect to any period prior to a Landlord Section 7.2 Demand, as additional and cumulative obligations after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may, but shall not be obligated to, (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same, (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and (iii) keep the Premises vacant unless and until Landlord is able to rent the Premises to a Tenant which is at least as desirable and financially responsible as Tenant is on the date of this Lease, on terms not less favorable to Landlord than those of this Lease. No action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid. Notwithstanding the foregoing, Landlord hereby agrees to use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant leading to the termination of this Lease; provided that the engagement of a broker to market the Premises shall be deemed to be the use of commercially reasonable efforts.

In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the 12 months ended next prior to such termination (or, if such termination occurred prior to the first anniversary of the Rent Commencement Date, an annualized amount of the Fixed Rent and Additional Rent due or which would have been due in the 12 month period commencing on the Rent Commencement Date), plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

7.3 Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

7.4 Landlord’s Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, following ten (10) days’ prior notice to Tenant (except in cases of emergency when no notice shall be required and except if Tenant is diligently prosecuting such cure and no Event of Default exists), any default by Tenant under this Lease; and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

7.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Fixed Rent, Additional Rent or other charges due, with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Any consent or permission by Tenant to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Tenant of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions. The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No consent or waiver, express or implied, by Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

7.6 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed a waiver, an agreement or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE VIII

Mortgages

8.1 Rights of Mortgage Holders. The word “mortgage” as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word “holder” shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 9.4, no such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure or deed in lieu thereof. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord accruing from and after such entry, subject to and with the benefit of the provisions of Section 9.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 30 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any reasonable form agreement which may be necessary to implement the provisions of this Section 8.1.

8.2 Lease Subordinate to Mortgages. This Lease shall be subject and subordinate to any mortgage which may now or hereafter affect the Premises, and to all renewals, replacements or extensions thereof, provided and on condition that, with respect to any future mortgage, the mortgagee shall provide to Tenant a subordination non-disturbance agreement (an “SNDA”) in either substantially the form attached hereto as Exhibit G or otherwise in a commercially reasonable form and, in any event, providing that so long as no Event of Default by Tenant under this Lease shall have occurred and be continuing: (a) Tenant shall not be joined as a party defendant in any foreclosure action or proceeding which may be instituted or taken by said mortgagee, its successors and assigns unless such joinder is necessary to institute such foreclosure action or proceeding; (b) Tenant shall not be evicted from the Premises; and (c) Tenant’s leasehold interest hereunder shall not be terminated or disturbed and such successor shall recognize Tenant’s rights under this Lease.

ARTICLE IX

Miscellaneous Provisions

9.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Address of Tenant set forth in Section 1.1 above, with a copy to Dain, Torpy, Le Ray, Wiest & Garner, P.C., 745 Atlantic Avenue, Boston, MA 02111, Attention: Eric Labbe, Esq., or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Address of Landlord set forth in Section 1.1 above or such other address as Landlord shall have last designated by notice in writing to Tenant, with a copy to WilmerHale, 60 State Street, Boston, MA 02109, Attention: Keith R. Barnett, Esq. Any notice shall be deemed duly given three (3) business days after depositing in the U.S. Mail, mailed to such address postage prepaid, registered or certified mail, return receipt requested, or the next day after depositing with a recognized overnight courier service, or at the time of delivery when delivered to such address by hand with receipt acknowledged.

9.2 Quiet Enjoyment. Landlord agrees that so long as no Event of Default exists hereunder that remains uncured, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

9.3 Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such a notice of termination in Tenant’s name and on its behalf.

9.4 Bind and Inure; Limitation of Landlord’s Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual member, partner, trustee, stockholder, officer, director, employee or direct or indirect beneficial owner of Landlord or of any member of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Building, the Premises and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and of the individual members, partners, trustees, stockholders, officers, employees or direct or indirect beneficial owner of Landlord or of any member of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

9.5 Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of 30 days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default, provided that Landlord has commenced to cure such default within such 30 day period and thereafter diligently pursues such cure to completion. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and, except as set forth herein, no right, for any such default, to offset or counterclaim against any rent due hereunder.

9.6 Brokerage. Each of Landlord and Tenant warrants and represents that it has had no dealings with any broker or agent in connection with this Lease other than Newmark Grubb Knight Frank and Jones Lang LaSalle, who shall be paid by Landlord pursuant to separate written agreement, and covenants to defend with counsel reasonably approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to the indemnifying party’s dealings in connection with this Lease or the negotiation thereof.

9.7 Applicable Law and Construction.

9.7.1 Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

9.7.2 No Other Agreement. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

9.7.3 No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

9.7.4 Titles. The titles of the Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

9.7.5 “Landlord” and “Tenant”. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

9.7.6 Business Days. For purposes hereof, a “business day” shall mean a weekday which is not a public holiday in Suffolk County, Massachusetts.

9.7.7 Additional Rent. Any sum, charge or expense payable by Tenant hereunder shall constitute Additional Rent.

9.7.8 No Surrender. The delivery of keys to any employee of Landlord or to any manager or any employee or agent thereof shall not operate as a termination of this Lease or a surrender of the Premises. No act by Landlord or any employee or agent thereof shall be deemed an acceptance of a surrender of the Premises.

9.7.9 Cumulative Remedies. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

9.8 Security Deposit.

9.8.1 Delivery of Security Deposit. On the Date of this Lease, Tenant shall deposit with Landlord an irrevocable, clean sight, standby letter of credit (the “Letter of Credit”) in the amount set forth in Section 1.1 above, to be held by Landlord as security for the faithful performance of every provision of this Lease, including but not limited to the provisions relating to the payment of Fixed Rent, Additional Rent and all other amounts for which Tenant is obligated hereunder (the Letter of Credit and all proceeds thereof being the “Security Deposit”), it being expressly understood that the Security Deposit is not an advance payment of rent or any other amount and is not a measure of Landlord’s damages in case of default by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant has no, and expressly waives any, right or interest in the Security Deposit other than as set forth in the immediately following paragraph. The Letter of Credit shall be in form and substance, and from an issuer bank, acceptable to Landlord (Landlord hereby agreeing that Silicon Valley Bank is an acceptable bank), in its sole but reasonable discretion, provided that if at any time the financial condition of the issuer bank changes in any materially adverse way, as determined in the sole but reasonable discretion of the Landlord or its mortgagee, then Tenant shall within thirty (30) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit, and Tenant’s failure to do so shall permit Landlord to draw such Letter of Credit; provided, however, that if Tenant is diligently working toward obtaining the replacement Letter of Credit, and Tenant notifies Landlord thereof within the initial thirty (30) day period, which notification shall contain reasonable documentation evidencing Tenant’s efforts, Tenant shall have an additional period of time, not to exceed an additional fifteen (15) days, in which to obtain such replacement Letter of Credit. The Letter of Credit shall have a term no less than one (1) year, and shall be renewable for successive periods of one (1) year for the entire Term, unless the issuer bank gives Landlord at least sixty (60) days’ notice of cancellation. If the Letter of Credit is not renewed or replaced within twenty (20) days prior to its scheduled expiration, the same shall constitute an Event of Default under this Lease for which there shall be no notice or grace or cure periods applicable thereto and Landlord shall be allowed to draw on the Letter of Credit and hold the cash proceeds as the Security Deposit. In addition, Landlord shall be entitled to draw on the Letter of Credit at any time during the Term (and during any period following the Term when any obligation of Tenant hereunder is continuing) if, pursuant to the terms of this Lease, an Event of Default has occurred that remains uncured. Landlord may (but shall not be required to) use, apply, or retain (without any liability for interest) all or any part of the Security

Deposit drawn by Landlord in accordance with this Section 9.8.1. for the payment of Fixed Rent, Additional Rent or any other amount in default or that, at the time of any default, is owing by Tenant or is an accrued obligation of Tenant, or for the payment of any amount which Landlord may spend or become obligated to spend hereunder by reason of Tenant’s default, or to compensate Landlord for other loss or damage authorized hereunder which Landlord may suffer hereunder by reason of Tenant’s default. The covenants in this Section 9.8.1 are personal covenants between Landlord and Tenant and not covenants running with the land, and in no event shall Landlord’s mortgagee(s) or any purchaser at a foreclosure sale or a sale in lieu of foreclosure be liable to Tenant for the return of the Security Deposit except as expressly set forth in the immediately following paragraph. If any portion of the Security Deposit is to be so used or applied, Tenant shall, within ten (10) business days after written demand therefor, provide a new Letter of Credit that satisfies the requirements hereof and that is in the full amount set forth in Section 1.1, and Tenant’s failure to do so shall be deemed an Event of Default under this Lease.

Provided Tenant shall comply and be in compliance with all of the terms of this Lease, Landlord shall surrender the Letter of Credit and any remaining cash portion of the Security Deposit that has not been used or applied within sixty (60) days after the later of (a) the expiration of the Term and surrender of possession of the Premises to Landlord, or (b) such time as any amount due or accrued or that may become due or may accrue from Tenant in accordance with this Lease has been determined and paid in full. In the event of a sale of the Lot or assignment of this Lease by Landlord to any person other than a mortgagee, Landlord shall transfer the Security Deposit (whether Letter of Credit or cash) to its transferee or assignee, subject to Tenant’s aforesaid rights, and, upon such transfer, Landlord shall be released from any liability with respect to the return of such Security Deposit to Tenant and such transferee or assignee shall be solely responsible to Tenant therefor. Any transfer of a Letter of Credit by Landlord shall be at Tenant’s sole expense and the form of Letter of Credit shall so state.

Tenant shall not assign or encumber any interest in the Security Deposit, and neither Landlord nor its successors and assigns shall be bound by any attempted assignment or encumbrance.

9.8.2 Increase and Decreases in Security Deposit. In the event that there has been no Event of Default in the prior 18 months and there is no Event of Default then outstanding hereunder, the Security Deposit shall be reduced at the request of Tenant as follows: (a) On or after the fourth anniversary of the Rent Commencement Date, to $5,912,714.50; (b) On or after the fifth anniversary of the Rent Commencement Date, to $4,434,535,87; and (c) On or after the fifth anniversary of the Rent Commencement Date, if Tenant has in its possession (and has had in its possession at all times for at least the trailing 12 months), $500,000,000 in cash, to $2,956,357.25. Any such reduction in the Security Deposit shall be effective upon Tenant’s election pursuant to the preceding sentence together with delivery to Landlord of a replacement Letter of Credit satisfying the requirements of Section 9.8.1.

9.9 Submission Not an Offer. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

9.10 Authority. Each party represents to the other party (which representations and warranties shall survive the delivery of this Lease) that: (a) such party (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation or creation, (ii) has the corporate or other power and authority to carry on businesses now being conducted and is qualified to do business in the Commonwealth of Massachusetts, and (iii) has the corporate or other power to execute and deliver and perform its obligations under this Lease, and (b) the execution, delivery and performance by such party of its obligations under this Lease have been duly authorized by all requisite corporate or other action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws or other governing documents of such party or any indenture, agreement or other instrument to which it is a party or by which it is bound.

9.11 Force Majeure. In any case where either party is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time”, and such time shall be deemed to be extended by the period of such delay; provided, however, in no event shall this Section 9.11 be deemed to apply to financial incapacity of a party.

9.12 Landlord’s Estoppel Certificate. Upon not less than fifteen (15) days’ prior notice by Tenant, Landlord shall execute, acknowledge and deliver to Tenant a statement in writing, addressed to such party as Tenant shall designate in its notice to Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications), the dates to which the Fixed Rent and Additional Rent and other charges have been paid, and a statement that to the best of Landlord’s knowledge, Tenant is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other information as Tenant may reasonably request.

9.13 Park Covenants. This Lease is subordinate to that certain that certain Declaration of Covenants, Easements and Restrictions recorded with the Norfolk Registry of Deeds in Book 22094, Page 439 (“Park Covenants”). From and after the Commencement Date, Tenant shall be solely responsible for compliance with the Park Covenants with respect to the Premises (other than violations which exist prior to the Commencement Date – it being agreed that Landlord shall be responsible for promptly correcting the same at Landlord’s cost) and for all CAM Costs payable with respect to the Premises pursuant to the Park Covenants related to the Term. Tenant shall have the benefit of all rights of Landlord under the Park Covenants relating to the use and occupancy of the Premises and the access thereto, and Landlord agrees, upon written notice from Tenant, to use reasonable efforts to enforce its rights thereunder for the benefit of Tenant. In no event shall Landlord or any affiliate of Landlord modify or amend the Park Covenants that would increase materially increase Tenant’s obligations under this Lease or adversely affect Tenant’s ability to use and occupy the Premise for the normal conduct of its business. Concurrent with the execution of this Lease, Landlord shall deliver an estoppel certificate from the Manager under the Park Covenants which confirms that there are no outstanding amounts due from Landlord or related to the Premises under the Park Covenants and that there are no defaults by Landlord or related to the Premises under the Park Covenants.

9.14 No Consequential Damages. In no event shall Landlord or Tenant be liable to the other party for any consequential, indirect or punitive damages suffered by such party from whatever cause.

ARTICLE X

Determination of Fair Market Rent and Tenant Option to Extend

10.1 Fair Market Rent. Whenever any provision of this Lease provides that the “Fair Market Rent” shall be calculated, it shall mean that the fair rent for the Premises as of the commencement of the period in question under market conditions then existing shall be determined, as well as such annual increases in rent for the period in question as are consistent with market conditions, taking into consideration the Permitted Uses and Additional Rent payments required under this Lease, the quality, size, design and location of the Premises and the rent for comparable buildings located in south suburban Boston, Massachusetts area. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent at least six (6) months prior to the date upon which the Fair Market Rent is to take effect, then each party will promptly hire and appoint a licensed broker, each of whom shall have at least ten (10) years of experience in the south suburban Boston, Massachusetts rental market for comparable properties and each of whom is hereinafter referred to as “appraiser”. Following appointment of the second appraiser, the appraisers will each submit their estimated Fair Market Rent (a “Fair Market Determination”) to the other. If they are unable to agree within thirty (30) days of the exchange of Fair Market Rent estimates, the appraisers will elect a third appraiser meeting the qualifications stated above and each such appraiser will present the third appraiser with his Fair Market Rent Determination. The third appraiser shall then make a determination as to Fair Market Rent which shall be (and may only be) the Fair Market Rent Determinations previously submitted by the initial two appraisers which the third appraiser believes is closest to the Fair Market Rent.

The third appraiser must be a person who has not previously acted in any capacity for either Landlord or Tenant, or their affiliates. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers at least five (5) months prior to commencement of the period for which Fair Market Rent is to be determined and shall designate the appraisers so appointed by notice to the other party. The Fair Market Rent of the Premises determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the “failing party”), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Fair Market Rent shall be binding and conclusive upon Tenant and Landlord.

10.2 Options to Extend. Tenant shall have the right and option to extend the Term for two (2) additional periods (each, an “Extension Term”), in the case of the first Extension Term, commencing the day after the expiration of the original Term referred to in Section 1.1 (the “Original Term”), and ending on the tenth (10th) anniversary of the expiration of the Original Term, and in the case of the second Extension Term, commencing on the day after the expiration of the first Extension Term, and ending on the tenth (10th) anniversary of the expiration of the first Extension Term, provided that Tenant shall give Landlord notice of Tenant’s exercise of such option no sooner than twenty-four (24) months and no later than eighteen (18) months prior to the expiration of the then current Term, and provided further that Tenant shall not be in default at the time of giving such notice under this Lease beyond applicable notice and cure periods. Prior to the exercise by Tenant of such option, the expression “Term” shall mean the Original Term, and after the exercise by Tenant of such option, the expression “Term” shall mean the Term as it has been then extended. It is a condition precedent to the exercise of the second Extension Term that Tenant shall have validly exercised the prior Extension Term. All of the terms, covenants, conditions, provisions and agreements in this Lease contained shall be applicable to the additional period to which the Term shall be extended as aforesaid. If Tenant shall give notice of its exercise of this option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. The Annual Fixed Rent payable during each Extension Term shall be 92% of the Fair Market Rent for the Premises for the Extension Term. The Fair Market Rent shall be determined in accordance with the provisions of Section 10.1 above.

ARTICLE XI

Opportunity to Purchase

11.1 Right of First Opportunity to Purchase. Provided that no Event of Default has occurred during the previous twenty-four (24) months before Landlord executes a binding agreement to sell the Premises, subject to the terms of clause (e) below, Landlord shall not during the Term sell the Premises to a third party without first complying with the following:

(a) Landlord shall not sell the Premises to a third party unless it first gives Tenant written notice of its intention to sell or attempt to sell the Premises and setting forth the terms and conditions upon which it would be willing to sell (a “Sale Offer”) the Premises to Tenant.

(b) Tenant shall have thirty (30) days after receipt of a Sale Offer (the “Offer Period”) within which to accept any such Sale Offer. Failure of Tenant to accept any such Sale Offer in accordance with its terms within such Offer Period shall constitute and be deemed a rejection of such Sale Offer. If Tenant accepts such Sale Offer within such Offer Period, the parties shall consummate the sale upon the terms set forth in such Sale Offer. If Tenant shall fail to accept the Sale Offer within the Offer Period, or shall fail to consummate the sale within the time period set forth in the Sale Offer, the right granted to Tenant under this Section 11.1 shall thereupon terminate (subject to Section 11.1(c) below), provided that Landlord executes a binding agreement to sell or commercially customary non-binding Letter of Intent to sell the

Premises within eighteen (18) months thereafter and subsequently sells the Premises pursuant thereto. If Landlord shall fail to execute such agreement or Letter of Intent within such eighteen (18) month period, or shall fail to subsequently close on such sale thereafter, Landlord shall again give a Sale Offer to Tenant pursuant to this Section 11.1 before Landlord executes a binding agreement to sell the Premises.

(c) If Tenant does not accept such Sale Offer within the Offer Period, then Landlord shall thereafter be free to sell the Premises for a price which is not less than ninety percent (90%) of the purchase price offered to Tenant (the “Offered Price”) in the Sale Offer. Upon completion of any sale of the Premises in accordance with this Section 11.1, Tenant’s rights under this Section 11.1 shall terminate and have no further force or effect.

(d) In the event Landlord receives an offer acceptable to Landlord in which the offer price (the “Reduced Offer”) is less than 90% of the Offered Price, Landlord shall notify Tenant, by written notice, of the Reduced Offer, whereupon Tenant shall have fifteen (15) days to accept the Reduced Offer. If Tenant shall fall within such fifteen (15) day period to accept the Reduced Offer or if Tenant shall accept the Reduced Offer but shall fail to consummate the sale within thirty (30) days of acceptance of the Reduced Offer, Tenant’s rights under this Section 11.1 shall terminate provided that Landlord executes a binding agreement to sell or commercially customary non-binding Letter of Intent to sell the Premises within eighteen (18) months thereafter and subsequently sells the Premises pursuant thereto. If Landlord shall fail to execute such agreement or Letter of Intent within such eighteen (18) month period, or shall fail to subsequently close on such sale thereafter, Landlord shall again give a Sale Offer to Tenant pursuant to this Section 11.1 before Landlord executes a binding agreement to sell the Premises.

(e) Notwithstanding any provision hereof to the contrary, in no event shall Tenant’s rights under this Section 11.1 apply to any transfer of the Premises by Landlord to any party directly or indirectly controlling, controlled by, or under common control with Landlord, to any portfolio transaction involving the sale of multiple properties including the Premises by any party having a direct or indirect interest in Landlord, to any financing transaction involving the sale and leaseback of the Premises to a party directly or indirectly controlling, controlled by, or under common control with Landlord, or to any mortgage, foreclosure or deed in lieu of foreclosure.

11.2 Option to Purchase. Provided that that there has been no Event of Default, at any time between the Commencement Date and the date thirty (30) months after the Commencement Date, Tenant may, by notice (a “Purchase Notice”), irrevocably elect to purchase the Premises from Landlord. If Tenant validly and timely delivers a Purchase Notice, Landlord shall, by quitclaim deed, convey fee simple title to the Premises to Tenant (in their then as-is, where-is condition, free and clear of any voluntary liens created by Landlord and free and clear of mechanic’s liens for work performed by or on behalf of Landlord and not by or on behalf of Tenant, but otherwise subject to all matters of record as of the date of the Purchase Notice except for such matters created by Landlord after the date hereof without Tenant’s consent) on a date (the “Sale Closing Date”) forty-five (45) business days after delivery of the Purchase Notice and, Tenant shall, in consideration of such conveyance pay to Landlord a purchase price for the Premises equal to the quotient of (a) the Fixed Rent scheduled to accrue during the next succeeding Lease Year starting after delivery of the Purchase Notice (without taking into account any abatement of Fixed Rent pursuant to Article VI) divided by (b) 0.07. Tenant shall remain responsible to Landlord for all obligations under this Lease accruing through the Sale Closing Date.

[Signature Page Follows]

WITNESS the execution hereof under seal as of the day and year set forth in Section 1.1.

Landlord:	Campanelli-TriGate Norwood Upland, LLC, a Delaware limited liability company

	By:	/s/ Stephen J.T. Murphy
Stephen J.T. Murphy, President
Hereunto duly authorized

Tenant:	Moderna Therapeutics, Inc., a Delaware corporation

By:	/s/ Stephen W. Harbin
Name: Stephen W. Harbin
Hereunto duly authorized

SCHEDULE I

Fixed Rent

Lease Year	Annual Fixed Rent	Monthly Fixed Rent
Lease Year 1	$5,912,714.50	$492,726.21
Lease Year 2	$6,060,532.36	$505,044.36
Lease Year 3	$6,212,045.67	$517,670.47
Lease Year 4	$6,367,346.81	$530,612.23
Lease Year 5	$6,526,530.48	$543,877.54
Lease Year 6	$6,689,693.75	$557,474.48
Lease Year 7	$6,856,936.09	$571,411.34
Lease Year 8	$7,028,359.49	$585,696.62
Lease Year 9	$7,204,068.48	$600,339.04
Lease Year 10	$7,384,170.19	$615,347.52
Lease Year 11	$7,568,774.45	$630,731.20
Lease Year 12	$7,757,993.81	$646,499.48
Lease Year 13	$7,951,943.65	$662,661.97
Lease Year 14	$8,150,742.24	$679,228.52
Lease Year 15	$8,354,510.80	$696,209.23

EXHIBIT A

Legal Description of the Lot

Lot 2A as shown on a plan dated 8/31/16 prepared by Kelly Engineering Group, Inc. entitled “Campanelli – Trigate Norwood Upland, LLC 100 Tech Drive, Norwood, Massachusetts Approved Not Required Plan”.

EXHIBIT A-1

Plans for Area 1, Area 2A and Area 2B Premises

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EXHIBIT B-l

Description of Landlord’s Work (Area 2A)

•	Area 2A will be delivered in shell condition as follows:

•	Existing office finishes, walls, lighting, ductwork, vertical and overhead plumbing (except roof drains) and former process piping and power systems in this area will be removed.

•	Remaining interior walls will be limited to those shown on Exhibit B.

•	Underfloor plumbing will remain in place.

•	Existing unistrut hangers and cable trays will remain in place.

•	Existing HVAC supply and return trunk ducts from a 50-ton packaged rooftop unit will remain.

•	The electric service will be removed entirely.

•	No new electric panels or lighting will be installed.

EXHIBIT B-2

Description of Landlord’s Work (Area 2B)

•	Area 2B will be delivered in shell condition as follows:

•	Existing office and storage area finishes, walls, lighting, ductwork, vertical and overhead plumbing (except roof drains) and former process piping and power systems will be demolished.

•	The existing mezzanines (two) in this area will be removed.

•	Five (5) existing gas-fired unit heaters at the warehouse ceiling will remain in place.

•	The electric service in this area will be removed entirely.

•	A temporary 400A/480V/3Ph panel and stepdown dry transformer to power a 120/277V subpanel will be installed.

•	Existing high-bay HID lights in the warehouse will be re-fed from the temporary subpanel and shall be operational.

•	Underfloor plumbing will remain in place.

•	Existing uni-strut hangers and cable trays will remain in place.

•	The existing steam/chilled water utility entrance pit at the north side of Area 2B will be filled and floored over with a new 4” concrete slab.

EXHIBIT B-3

Description of Landlord’s Work (N2X)

•	The three-story addition shown on Exhibit C (N2X) will be demolished.

•	The basement foundation wall will be removed to an elevation 2’ below finish grade. The foundation will be filled with granular compacted fill to grade.

•	The site will be loamed and seeded to match surrounding surface grades.

•

Following the demolition of N2X, the existing 180’ long x 24’ high 8” CMU wall which separates Building 100 from N2X will be repaired as necessary to provide a weather-tight building façade and painted to match existing concrete exterior. Any repairs made by Landlord to make the existing CMU wall weathertight shall conform to exterior wall construction building codes for wind loading capability and insulation value.

EXHIBIT C

Plan Showing N2X

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EXHIBIT D

Environmental Site Assessments

Phase II Environmental Site Assessment, 1 Upland Road, Norwood, Massachusetts, prepared by GZA GeoEnvironmental, Inc. (“GZA”), dated August 2003.

Project Closeout Report for Asbestos and Hazardous Materials Abatement, 1 Upland Drive, Norwood, Massachusetts, prepared by GZA, dated September 2006.

Remedial Completion Report, Former Polaroid Facility, Building 100, One Upland Road, Norwood, Massachusetts, prepared by GZA, dated September 2009.

Underground Storage Tank Closure Report, Former Polaroid Facility, 1 Upland Road, Norwood, Massachusetts, prepared by Coneco Engineers & Scientists, Incorporated, dated September 20, 2011.

Draft ASTM Phase I Environmental Site Assessment, 1 Upland Road, Lot 3, Norwood, Massachusetts, prepared by Haley & Aldrich, Inc., dated 18 November 2015.

EXHIBIT E

Tenant’s Portion of Park Monument Sign

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Exhibit E

Tenant’s Portion of

Park Monument Sign

UPLAND
1
UPLAND
APARTMENTS
Universal Technical Institute

Two (2) Panels
Reserved for
Moderna's Use
Each Panel is 16 5/8
inces high by 75
inches wide

EXHIBIT F

Premises’ and Park Monument Sign Locations

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EXHIBIT G

Form of SNDA

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SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) made on                    , 2016, by and among Landlord, Tenant and Lender, all as hereinafter defined;

W I T N E S S E T H:

IN CONSIDERATION OF TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Landlord, Tenant and Lender hereby covenant and agree as follows:

1. For purposes of this Agreement the following terms shall be defined as set forth below:

A. Assignment of Leases: That certain Collateral Assignment of Lessor’s Interest in Leases, Rents, and Profits executed by Landlord in favor of Lender, dated June 16, 2016 and recorded in the Norfolk Registry of Deeds (the “Registry”) at Book 34181, Page 219 (included in that term are all amendments, additions and substitutions thereto).

B. Mortgage: That certain Mortgage and Security Agreement and Financing Statement dated June 16, 2016 executed by Landlord in favor of Lender recorded in the Registry at Book 34181, Page 205 (included in the term are all amendments, additions and substitutions thereof).

C. Landlord: CAMPANELLI-TRIGATE NORWOOD UPLAND, LLC

D. Lease: That certain Net Lease by and between Landlord and Tenant dated                 , 2016, affecting the Property.

E. Property: All that tract or parcel of land lying and being in Norfolk County, Massachusetts, as more particularly described on Exhibit “A” attached hereto and made a part hereof.

F. Tenant: MODERNA THERAPEUTICS, INC.

G. Lender: CAMBRIDGE SAVINGS BANK

2. Subject to and conditioned up on the terms and provisions of this Agreement, Tenant does hereby subordinate all of its rights in and to the Property and in and to the Lease (including any options to purchase) to the lien of the Mortgage and Assignment of Leases and all renewals, substitutions, extensions, modifications, replacements or amendments of the Mortgage and Assignment of Leases. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant agrees that its right of first offer to purchase the Property set forth in Section 11.1 of the Lease shall not be binding upon (i) Lender or an affiliate of Lender at a foreclosure sale of the Property, (ii) upon a transfer of the Property to Lender or an affiliate of Lender by deed in lieu of foreclosure, and (iii) upon the first transfer of the Property by Lender or an affiliate of Lender to an unrelated third- party after (i) or (ii) above occurs.

3. Tenant shall give written notice to Lender of any default of Landlord under the Lease (at the time it gives said notice to Landlord) and agrees that Lender shall have the time periods set forth in the Lease for cure to cure said Landlord default.

4. So long as Tenant is not in default under the Lease in the payment of rent or additional rent or in the performance of any of the terms, or conditions of the Lease, in any case, beyond applicable notice and cure periods under the Lease, Lender covenants and agrees that possession of the demised premises under the Lease and the rights and privileges of Tenant under the Lease shall not be diminished or interfered with by the Lender in the exercise of any of its rights under the Mortgage.

5. If Lender, its successors or assigns shall succeed to the interest of Landlord under the Lease in any manner, or if any other person or entity shall acquire Landlord’s interest in the Property upon any foreclosure of the Mortgage (Lender, its successors or assigns, or such other person or entity, as the case may be, being hereinafter referred to as “Successor Landlord”), Tenant shall attorn to Successor Landlord upon such succession or foreclosure sale and shall recognize Successor Landlord as the landlord under the Lease, and the Lease shall remain in full force and effect and shall inure to the benefit of Successor Landlord as landlord thereunder. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Successor Landlord, any reasonable instrument or certificate that may be necessary or appropriate to evidence such attornment. From and after any such attornment, Successor Landlord shall be bound to Tenant under all the terms, covenants and conditions of the Lease, except that Successor Landlord shall not (a) be liable for any act or omission of any prior landlord (including Landlord), except to the extent that any such act or omission remains continuing and uncured after such attornment but only if Lender has received notice and an opportunity to cure as set forth in Section 3 above; or (b) be subject to any offset or defenses which Tenant might have against any prior landlord (including Landlord); or (c) be bound by any rent or additional rent which Tenant might have paid for more than sixty (60) days in advance to any prior landlord (including Landlord) unless the same shall have been actually received by or credited to Successor Landlord; or (d) be bound by any amendment or modification of the Lease made without the consent of Lender, excluding any amendments memorializing the exercise of a right or option under the Lease, including, without limitation, extension rights and purchase rights.

6. Notwithstanding anything to the contrary contained in the Mortgage and Assignment of Leases or other agreements between Lender and Landlord, Lender hereby agrees that so long as the Lease is in full force and effect, and no Event of Default exists under the Lease, the disposition of insurance proceeds in the event of fire or other casualty at the Premises shall be handled and disbursed for purposes of restoration in accordance with the terms and conditions of the Lease.

7. The agreements herein contained shall bind and inure to the benefit of successors in interest of the parties hereto.

8. Any notice which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by being sent certified mail, postage and registration charges prepaid, or by recognized overnight carrier to the following addresses or such other address as the parties my designate in by written notice to the other parties:

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If to Landlord at:

Campanelli-TriGate Norwood Upland, LLC

One Campanelli Drive

Braintree, MA 02184

Attn: Daniel R. DeMarco

With a copy to:

Wilmer Cutler Pickering Hale and Dorr, LLP

60 State Street

Boston, MA 02109

Attn: Katharine E. Bachman, Esq.

If to Tenant:

Moderna Pharmaceuticals, Inc.

200 Technology Square

Cambridge, MA 02139

Attention: Mr. Steve Harbin

With a copy to:

Moderna Pharmaceuticals, Inc.

320 Bent Street

Cambridge, MA 02141

Attention: General Counsel

If to Lender at:

Cambridge Savings Bank

1374 Massachusetts Avenue

Cambridge, MA 02138

Attn: Commercial Real Estate

With a copy to:

Robinson & Cole LLP

One Boston Place, 25th Floor

Boston, MA 02108

Attn: Amanda S. Eckhoff, Esq.

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9. This instrument shall be governed by the laws of the Commonwealth of Massachusetts.

[signature page follows]

4

IN WITNESS WHEREOF, the undersigned Tenant, Landlord, and Lender have hereunto caused this instrument to be executed by its duly authorized corporate officials and its corporate seal to be affixed hereto as of the day and year first above written.

TENANT:
MODERNA THERAPEUTICS, INC.

By:

By:

COMMONWEALTH OF MASSACHUSETTS

                                                     , ss.

On this              day of                         , 2016, before me, the undersigned notary public, personally appeared                              proved to me through satisfactory evidence of identification, which was                                  , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purposes as said                          of Moderna Therapeutics, Inc..

, Notary Public
My commission expires:

(SNDA)

5

LANDLORD:

CAMPANELLI-TRIGATE NORWOOD UPLAND, LLC

By:

Its:

STATE OF/COMMONWEALTH OF

                                                 , ss.

On this          day of                         , 2016, before me, the undersigned notary public, personally appeared                          proved to me through satisfactory evidence of identification, which was                                              , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purposes as said                         of the                     .

, Notary Public
My commission expires:

(SNDA)

6

LENDER:

CAMBRIDGE SAVINGS BANK

By:
David A. Ault Its: First Vice President

STATE OF/COMMONWEALTH OF

                                     , ss.

On this              day of        , 2016, before me, the undersigned notary public, personally appeared                              proved to me through satisfactory evidence of identification, which was                             , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purposes as said                                         of the                    .

, Notary Public
My commission expires:

(SNDA)

7

Exhibit A

LEGAL DESCRIPTION OF THE LOT

Lot 2A shown on a plan entitled “Campanelli-Trigate Norwood Upland, LLC, 100 Tech Drive, Norwood, Massachusetts, Approval Not Required Plan”, dated 8/31/16, prepared by Kelly Engineering Group, Inc.

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EXHIBIT H

Initial Approved Plans and Specifications for Initial Tenant Work

(Follows this Page)

Green/Environmental - Example Facility Initiatives	DOCUMENT NO 816075-REP-001 REVISION: A DATE: 22-AUG-2016

The following is a list of proposed Green Initiatives that will be considered for implementation in the design of the 100 Tech Drive facility for the Moderna Clinical / Manufacturing Expansion project.

Lighting

1.	Auto controlled interior lights

2.	LED lights to be used

3.	“Sundoliers” on roof

Mechanical Systems

1.	Energy recovery unit (roof top unit to recover heat from air systems)

2.	Use of natural gas for heating

3.	High efficient motors with VFDs

4.	High efficiency boilers and chillers

5.	Boiler feed-water energy recovery

6.	HVAC equipment and refrigerant specifications to limit emissions of ozone depleting compounds

Grey Water

1.	AHU condensate to grey water tank, grey water tank to feed cooling towers

2.	RO reject to grey water tank, grey water tank to feed cooling towers

3.	Rain water collection system

Building Material

1.	Reuse of an existing building (reuse of wall, floor, and roof elements)

2.	Specify low emitting paints and coatings

3.	High recycled material content in casework, carpets, office furniture

4.	Insulation wherever possible

5.	Low water use rest rooms and services

Green Power

1.	Solar panels, of limited value for internals, but possible for facility peripherals (gates, charging stns) and exterior lighting power

Roofing

1.	White roof membrane

Alternative Transportation

1.	Bike storage facility for 5% of employees

2.	Shower facilities for 0.5% employees

3.	car/van pool parking for min of total provided parking

4.	Public transport subsidy

5.	Electrical car charging stations (solar fed)

General

1.	Recycling initiatives

2.	Waste food management

Clinical / Manufacturing Expansion Project

Green/Environmental – Example Facility Initiatives

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 10th day of April, 2017 (the “Effective Date”), by and between CAMPANELLI-TRIGATE NORWOOD UPLAND, LLC, a Delaware limited liability company (“Landlord”) and MODERNA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Tenant and Landlord entered into that certain Net Lease dated August 29, 2016 (the “Lease”).

B. Tenant and Landlord have agreed to amend and modify the Lease as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the recitals set forth above, the covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree as follows:

1. Incorporation of Defined Terms. Capitalized terms used but not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Lease.

2. Amendment to Definition of “Lot”. As of the Effective Date, the definition of “Lot” in Section 1.1 of the Lease is hereby deleted in its entirety and replaced with the following:

“The lot known as 100 Tech Drive, Norwood, Massachusetts, together with Lot 3A, adjacent thereto (collectively, “Lot”), as more particularly described in Exhibit A.”

As of the Effective Date, the Legal Description of the Lot set forth on Exhibit A to the Lease, is hereby deleted in its entirety and replaced with the following:

“Lot 2A (“Lot 2A”) and Lot 3A (“Lot 3A”) as shown on a plan dated 8/31/16 prepared by Kelly Engineering Group, Inc., entitled “Campanelli – Trigate Norwood Upland, LLC 100 Tech Drive, Norwood, Massachusetts Approved Not Required Plan”.”

3. Lot 3A Work; Lot 3A Allowance. In addition to the Initial Tenant Work to be performed by Tenant as provided in Section 3.1(f) of the Lease, Tenant is responsible for any desired construction and installation of any improvements desired by Tenant to Lot 3A and/or improvement to Lot 2A necessary to facilitate access to Lot 3A (the “Lot 3A Work”). The Lot 3A Work shall be performed by Tenant subject to and in accordance with Section 5.1.6 and 5.2.3 of the Lease. In addition to the Tenant Improvement Work Allowance (also referred to in the Lease as the Initial Tenant Work Allowance), Landlord shall make available to Tenant up to $300,000 (the “Lot 3A Allowance”) to be applied to the costs and expenses incurred by Tenant for the Lot 3A Work. Landlord shall, within thirty (30) days of Tenant providing Evidence of Completion (as defined in Section 3.1(f) of the Lease) with respect to the Lot 3A Work, remit to Tenant from the Lot 3A Allowance, the lesser of the Lot 3A Allowance or the total cost incurred by Tenant and reasonably documented to Landlord for the Lot 3A Work. In no event shall the Lot 3A Allowance be available for any work completed (or reimbursement requested) after the date that is thirty (30) months after the Commencement Date. No portion of the Initial Tenant Work Allowance shall be available for the Lot 3A Work. It is expressly agreed that the Lot 3A Allowance shall be used only for demolition and the cost of constructing the Lot 3A Work, and shall not be used for furniture, equipment or moving expenses. If Tenant has obtained a final non-appealable judgment from a court of competent jurisdiction with respect thereto, then, any portion of the Lot 3A Allowance that has not been funded by Landlord within thirty (30) days following a complete requisition by Tenant may be offset by Tenant against any amounts of Fixed Rent and Additional Rent payable to Landlord under this Lease, together with interest on such unpaid amounts from the date originally due at the rate set forth in Section 4.3 of the Lease.

4. Amendment of Annual Fixed Rent. As of the Effective Date, Schedule I of the Lease is hereby deleted in its entirety and replaced with Schedule I attached hereto and incorporated herein.

5. Brokerage. Each of Landlord and Tenant warrants and represents that it has had no dealings with any broker or agent in connection with this First Amendment and covenants to defend with counsel reasonably approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to the indemnifying party’s dealings in connection with this First Amendment or the negotiation thereof.

6. Ratifications. Except as expressly provided in this First Amendment, in all other respects the Lease is unmodified and remains in full force and effect and is hereby ratified by the parties, and the provisions of this First Amendment shall govern and control over any contrary or inconsistent provisions of the Lease.

7. Governing Law. This First Amendment shall be governed by and interpreted under the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles thereof.

8. Authority. Tenant and Landlord each represents and warrants that it has full authority to execute and deliver this First Amendment.

9. Counterparts Deemed Original. This First Amendment may be executed in one or more counterparts (including by PDF), all parties need not be signators to the same documents, and all counterpart-signed documents shall be deemed to be an original and one (1) instrument.

[signature pages follow]

2

IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease under seal as of the date first above written.

TENANT:

MODERNA THERAPEUTICS, INC.

By: /s/ Stephen W. Harbin
Stephen W. Harbin Hereunto duly authorized

LANDLORD:

CAMPANELLI-TRIGATE NORWOOD UPLAND, LLC

By: /s/ Stephen J.T. Murphy
Stephen J.T. Murphy, President Hereunto duly authorized

Reference is made to that certain Subordination, Non-Disturbance and Attornment Agreement dated August 29, 2016 (the “SNDA”) among Tenant, Landlord and Cambridge Savings Bank (“Lender”). Lender joins in this instrument for the sole purpose of confirming its consent thereto and acknowledging and agreeing that, as used in the SNDA, the term “Lease” shall refer to the Lease as hereby amended.

LENDER:

CAMBRIDGE SAVINGS BANK

By: /s/ David A. Ault
David A. Ault First Vice President

3

SCHEDULE I

Fixed Rent

Lease Year	Annual Fixed Rent	Monthly Fixed Rent
Lease Year 1	$6,193,317.90	$516,109.83
Lease Year 2	$6,348,150.85	$529,012.57
Lease Year 3	$6,506,854.62	$542,237.89
Lease Year 4	$6,669,525.98	$555,793.83
Lease Year 5	$6,836,264.13	$569,688.68
Lease Year 6	$7,007,170.74	$583,930.90
Lease Year 7	$7,182,350.01	$598,529.17
Lease Year 8	$7,361,908.76	$613,492.40
Lease Year 9	$7,545,956.48	$628,829.71
Lease Year 10	$7,734,605.39	$644,550.45
Lease Year 11	$7,927,970.53	$660,664.21
Lease Year 12	$8,126,169.79	$677,180.82
Lease Year 13	$8,329,324.03	$694,110.34
Lease Year 14	$8,537,557.13	$711,463.09
Lease Year 15	$8,750,996.06	$729,249.67

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of March 16, 2018, by and between ARE-MA REGION NO. 64, LLC, a Delaware limited liability company (“ARE”), and MODERNA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Tenant and Campanelli-TriGate Norwood Upland, LLC, a Delaware limited liability company, (“Seller”) are now parties to that certain Net Lease dated as of August 29, 2016, as amended by that certain First Amendment to Lease dated as of April 10, 2017 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises known as 100 Tech Drive, Norwood, Massachusetts (the “Premises”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. ARE and Seller have entered into an Agreement of Purchase and Sale Agreement dated as of February 14, 2018 (the “Purchase Agreement”), which contemplates the acquisition of the Premises by ARE (the “Acquisition”).

C. If the closing of the Acquisition occurs, as of the date of such closing (the “Effective Date”), subject to the terms and conditions set forth below, the Lease shall be amended as provided in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Abatement of Rent. Annual Fixed Rent payable under the Lease shall be abated for the period commencing on the Effective Date through the date that is 120 days after the Effective Date (the “Abatement Period”). Tenant shall resume paying full Annual Fixed Rent as required under the Lease commencing on the day immediately following the expiration of the Abatement Period.

2.	Option to Purchase. Section 11.2 of the original Lease is hereby deleted in its entirety and is null and void and of no further force or effect.

3.

Right of First Opportunity to Purchase. Tenant acknowledges that, pursuant to that certain side letter agreement between Seller and Tenant dated January 30, 2018, Tenant has waived its rights under Section 11.1 of the original Lease in connection with the Acquisition including, without limitation, its right to receive a Sale Offer in connection with the Acquisition.

4.

Condition Precedent. Notwithstanding anything to the contrary contained in this Second Amendment, Tenant and ARE acknowledge and agree that the effectiveness of this Second Amendment shall be subject to the following condition precedent (“Condition Precedent”) having been satisfied: the closing under the Purchase Agreement shall have occurred on or before May 15, 2018. In the event that the Condition Precedent is not satisfied, this Second Amendment shall automatically terminate and shall be null and void and of no further force or effect. ARE shall have no liability whatsoever to Tenant relating to or arising from ARE’s inability or failure to cause the Condition Precedent to be satisfied.

5.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord shall only

1

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pay commissions to Broker pursuant to a separate written agreement between Landlord and Broker. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

6.

OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.	Miscellaneous.

a.

This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.	This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.

This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d.

Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

2

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RIGHTS RESERVED. Confidential and Proprietary - Do Not

Copy or Distribute. Alexandria and the Alexandria Logo are

registered trademarks of Alexandria Real Estate Equities, Inc.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

ARE:	ARE-MA REGION NO. 64, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By: ARE-QRS CORP., a Maryland corporation, general partner

By: /s/ Eric S. Johnson
Its: Eric S. Johnson
Senior Vice President RE Legal Affairs

TENANT:	MODERNA THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Steve Harbin
Its: Chief of Staff & Norwood Ops

3

Copyright © 2005. Alexandria Real Estate Equities, Inc. ALL

RIGHTS RESERVED. Confidential and Proprietary - Do Not

Copy or Distribute. Alexandria and the Alexandria Logo are

registered trademarks of Alexandria Real Estate Equities, Inc.